Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176636

PROSPECTUS SUPPLEMENT	DATED FEBRUARY 1 , 2012

(To the Prospectus dated October 19, 2011)

Up to $8,000,000 of Shares in Common Stock

ChromaDex Corporation

We are offering up to an aggregate of $8,000,000 in shares of common pursuant to this prospectus supplement and the accompanying prospectus. The purchase price for each share of common stock is $0.75.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CDXC.”  The last reported sale price of our shares of common stock on January 26, 2012, was $1.01.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.75	$8,000,000

Proceeds, before expenses, to us (1)	$0.68	$7,220,000

(1)  Includes up to $560,000 in commissions payable to Aegis Capital Corp., the placement agent for this offering and $220,000 in offering expenses.

We are offering our common stock on a best efforts basis. See “Plan of Distribution” on page S-13. We anticipate that delivery of the common will take place as soon as practicable upon completion of the customary closing conditions set forth in the securities purchase agreement.

Aegis Capital Corp

The date of this prospectus supplement is February 1, 2012.

Notice to California and Massachusetts investors:    Each purchaser of securities in California and Massachusetts must meet one of the following suitability standards:

•
any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

•	any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

•
any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•	any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

•	any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000 (exclusive of home, home furnishings and automobile);

•
any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•
any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

•	any entity in which all of the equity owners are accredited investors.

Prospectus Supplement

Prospectus

-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date -- for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus -- the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.  You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: (949) 419-0288.

The shares of our common stock are being offered and sold only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of our common stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of our common stock are and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and accompanying prospectus to “ChromaDex,” the “Company,” “we,” “us” and “our” refer collectively to ChromaDex Corporation and its subsidiaries, including ChromaDex, Inc. and ChromaDex Analytics, Inc.

-ii-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, any additional prospectus supplement, the accompanying prospectus, and any documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect our current view about future beliefs, plans, objectives, goals or expectations. When used in such documents, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements relating to our business goals, business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement, any accompanying prospectus supplements and reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

-iii-

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” refer to ChromaDex Corporation and its subsidiaries.

Business Overview

ChromaDex® is a leading provider of research and quality-control products and services to the natural products industry. Customers worldwide in the dietary supplement, food & beverage, cosmetic and pharmaceutical industries use our products, which are small quantities of highly-characterized, research-grade, plant-based materials, to ensure the quality of their raw materials and finished products.  Customers also use our analytical chemistry services to support their quality assurance activities, primarily to ensure the identity, potency and safety of their consumer products. We have conducted this core business since 1999.

We supply phytochemical reference standards, which are small quantities of plant-based compounds typically used to research an array of potential attributes, and reference materials, related contract services, and proprietary ingredients.    We perform chemistry-based analytical services at our laboratory in Boulder, Colorado, typically in support of quality control or quality assurance activities within the dietary supplement industry. We have recently developed and launched the BluScience line of new retail dietary supplement products containing one of these proprietary ingredients, pTeroPure, which we also sell as an ingredient for incorporation into the products of other companies.

Our business strategy is to identify, acquire, reduce-to-practice, and commercialize innovative new natural products and technologies, with an initial industry focus on the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and skin care markets. We plan to utilize our experienced management team to commercialize these natural product technologies by advancing them through any required regulatory approval processes, selectively conducting clinical trials, arranging for reliable and cost-effective manufacturing, and ultimately either directly selling or licensing the product lines and intellectual property to third parties.  We plan to conduct clinical trials to (a) reinforce the health benefits that may be associated with our ingredients in support of sales made into the dietary supplement and food and beverage markets, (b) potentially improve the quality or specificity of FDA approved claim we can make with respect to these health benefits, and (c) potentially lead the company toward pharmaceutical applications for our ingredients.

We believe there is a growing need at both the manufacturing and government regulatory levels for reference standards, analytical methods and other quality assurance methods to ensure that products that contain plants, plant extracts and naturally occurring compounds distributed to consumers are safe. We further believe that this need is driven by perception at the consumer level of the lack of adequate quality controls related to certain functional food or dietary supplement based products, as well as increased effort on the part of the FDA to assure Good Manufacturing Practices (“GMP”).

We market our core standards and contract services business in the U.S. and Canada through a, direct mail marketing strategy (catalogs, brochures and flyers) in combination with customary tradeshow and media marketing. We have exclusive distributors in Europe, South America, Korea and India and non-exclusive distributors in Japan, Australia and New Zealand, China, various Southeast Asian countries and Mexico.

We have taken advantage of both supply chain needs and regulatory requirements such as the GMP for dietary supplements to build our core standards and analytical services businesses. We believe we are now in a position to expand this aspect of our business and, most importantly, capitalize on additional opportunities in product development and commercialization of various kinds of intellectual property that we have largely discovered and acquired through the sales process associated with our standards and services.

Our core standards and contract service businesses provide us with the opportunity to become aware of the results from research and screening activities performed on thousands of potential natural product candidates. By selecting the most promising ingredients from this market-based screening model, which is grounded in primary research performed by leading universities and institutions, followed by selective investments in further research and development, new natural products-related intellectual property can be identified and brought to various markets with a much lower investment cost and an increased chance of success. The first of these proprietary compounds, pTeroPure, is the Company’s brand name for the compound, pterostilbene. Pterostilbene is a polyphenol and a powerful antioxidant that shows promise in a range of health related issues. The Company has in-licensed patents pending related to the use of pterostilbene for a number of these benefits, and has filed additional patents related to additional benefits, such as a patent jointly filed with University of California at Irvine related to its effects on non-melanoma skin cancer. We are currently conducting a clinical trial, together with the University of Mississippi, related to its cholesterol lowering potential, which is the subject of one the use patents in-licensed. We expect to conduct additional clinical tests on this compound and we anticipate entering the dietary supplement, skin care, animal health and, if clinical results are favorable, possibly the pharmaceutical markets with it. We anticipate conducting additional clinical trials on other compounds in our pipeline to provide differentiation as we market these ingredients and support various health-related claims or obtain additional regulatory clearances.

ChromaDex continues to identify and in-license novel, proprietary compounds with significant potential health benefits.  Among these next generation compounds are anthocyanins, which are compounds responsible for the dark pigment found in certain berries and flowers, and nicotinamide riboside, a compound similar to the B-vitamin, niacin.  Like pTeroPure®, these compounds also have potential in multiple markets.

Our new dietary supplement product line based on the ingredient pTeroPure, BluScience, has recently been launched at most GNC corporate stores nationwide. A first BluScience product is now available at Walgreen’s, and we anticipate that this retailer will soon be making additional BluScience products available for sale. BluScience is also now listed at Drugstore.com. There are currently four specific products in the range (HeartBlu, EternalBlu, Blu2Go and TrimBlu), each of which is directed toward providing a specific health benefit which we believe there is evidence that pTeroPure supports, In addition, each of the products in the range is co-formulated with other ingredients that also support or enhance that product’s particular health benefit. Beyond the distribution obtained to date at GNC, Drugstore.com and Walgreen’s, we are seeking to launch BluScience at numerous additional retailers, including several of the other largest dietary supplement retailers, within the next 12 months.

Some of our operations are subject to regulation by various state and federal agencies.  The current impact of this regulation on our business is not significant, but we expect a significant increase in the regulation of our target markets. Dietary supplements are subject to FDA and USDA regulations relating to composition and labeling. These regulations in some cases, particular for new ingredients, require a notification that must be submitted to the FDA along with evidence of safety. There are similar regulations related to food additives.

Recent Developments

On January 22, 2012, the Board of Directors appointed Jeffrey Himmel as our new Chief Executive Officer.  Frank Jaksch, our former Chief Executive Officer, was appointed our Chief Scientific Officer.

On January 24, 2012, we announced we have signed a letter of intent with Glanbia Nutritionals (NA), Inc., a global ingredient and micronutrient premix company, for the distribution of pTeroPure. We expect that Glanbia Nutritionals will serve as our primary distributor of pTeroPure in North America.

On January 25, 2012, we announced that our BluScience line of dietary supplements is being distributed by McKesson to approximately 4,000 independent drugstores and pharmacies.

On January 30, 2012, we terminated our engagement letter with Aegis Capital Corp., in connection with which we agreed to pay to Aegis Capital Corp. an aggregate of up to $560,000 for the work it had performed on our behalf.

On January 31, 2012, we entered into agreements providing for the issuance, in a private placement, of 4,933,333 shares of our common stock at a price per share of $0.75 for net proceeds of $3,441,000 after deducting the placement agent fees to Aegis Capital Corp. of $259,000.

Corporate Information

Our principal executive offices are located at 10005 Muirlands Boulevard, Suite G, Irvine, California 92618. The telephone number at our principal executive offices is (949) 419-0288. Our website address is www.chromadex.com. Information contained on our website is not deemed part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Securities we are offering	Up to 10,666,667 shares of our common stock, for an aggregate dollar amount of $8,000,000.

Offering price	$0.75 per share.

Common stock outstanding before this offering	75,109,996 shares

Common stock outstanding after this offering	85,776,663 shares (assuming all 10,666,667 shares are sold)

Use of proceeds:
We estimate that the net proceeds from this offering, after deducting placement agent commissions of up to $560,000 and $220,000 in offering expenses payable by us, will be approximately $7,220,000. We currently intend to use the net proceeds from this offering to fund the launch of our new product line, BluScience and for other general corporate purposes, including working capital.  See “Use of Proceeds” on page S-10 for more information.

Market for our common stock	Our common stock is quoted on the OTC Bulletin Board under the symbol “CDXC.” To date, however, trading activity in our common stock has been extremely limited.

Dividend policy:	Our Board of Directors does not intend to declare cash dividends on our common stock in the foreseeable future.

Risk Factors
Investing in our securities involves a high degree of risk.  As an investor, you should be able to bear a complete loss of your investment.  You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-5.

The information above is based on 75,109,996  shares of common stock outstanding as of January 26, 2012. It does not include:

•           16,193,172 shares of our common stock issuable upon exercise of outstanding stock options as of January 26, 2012 at a weighted average exercise price of $1.52 per share;

•           10,271,914 shares of our common stock issuable upon exercise of outstanding warrants as of January 26, 2012 at a weighted average exercise price of $0.68 per share; and

•           1,040,312 shares presently issuable upon the exercise of available but not yet granted options under our Second Amended and Restated ChromaDex Corporation 2007 Equity Incentive Plan, as amended, pursuant to which we may issue up to twenty percent (20%) of our issued and outstanding shares of common stock, calculated on a fully diluted basis.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to our Company and our Business

We have a history of operating losses and we may need additional financing to meet our future long term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a net loss of approximately $5,403,866 for the nine-month period ended October 1, 2011 and a net loss of approximately $2,052,000 for the twelve-month period ended January 1, 2011 and a net loss of approximately $908,000 for the twelve-month period ended January 2, 2010. As of October 1, 2011, our accumulated deficit was approximately $15,563,068. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

While we believe that upon consummation of the offering contemplated by this prospectus supplement we will have sufficient capital resources to fund our existing plans for at least 24 months, we may require additional funds in the future, either through additional equity or debt financings or collaborative agreements or from other sources. We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

Further deterioration in the state of the global economy and financial market conditions could adversely affect our ability to conduct business and our results of operations.

Global economic and financial market conditions, including severe disruptions in the credit markets and the continuing impact of the recent global economic recession continue to materially impact our customers and other parties with whom we do business. These conditions could negatively affect our future sales of our retail and ingredient line as many consumers consider the purchase of nutritional products discretionary. Continued or increased deterioration in general economic and financial market conditions could materially adversely affect our financial condition and results of operations. Specifically, the impact of these volatile and negative conditions may include decreased demand for our products and services, a decrease in our ability to accurately forecast future product trends and demand, and a negative impact on our ability to timely collect receivables from our customers. The foregoing economic conditions may lead to increased levels of bankruptcies, restructurings and liquidations for our customers, scaling back of research and development expenditures, delays in planned projects and shifts in business strategies for many of our customers. Such events could, in turn, adversely affect our business through loss of sales.

The success of our retail and ingredient business is linked to the size and growth rate of the vitamin, mineral and dietary supplement market and an adverse change in the size or growth rate of that market could have a material adverse effect on us.

An adverse change in size or growth rate of the vitamin, mineral and dietary supplement market could have a material adverse effect on our business. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative.

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. We cannot assure you that future scientific research, findings, regulatory proceedings, litigation, media attention or other favorable research findings or publicity will be favorable to the nutritional supplement market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and consequently on our business, results of operations, financial condition and cash flows.

Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the demand for our products, the availability and pricing of our ingredients, and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect.  Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed and the content of such public reports and other media attention may be beyond our control.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As an ingredient supplier and retailer, marketer and manufacturer of products designed for human and animal consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as foods, dietary supplements, or natural health products, and, in most cases, are not necessarily subject to pre-market regulatory approval in the United States. Some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of the products we sell are produced by third-party manufacturers. As a marketer of products manufactured by third parties, we also may be liable for various product liability claims for products we do not manufacture. We may, in the future, be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have a materially adverse effect on our business, results of operations, financial condition and cash flows.

We acquire a significant amount of key ingredients for our products from foreign suppliers, and may be negatively affected by the risks associated with international trade and importation issues.

We acquire a significant amount of key ingredients for a number of our products from suppliers outside of the United States, particularly India.  Accordingly, the acquisition of these ingredients is subject to the risks generally associated with importing raw materials, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, nonconformity to specifications or laws and regulations, tariffs, trade disputes and foreign currency fluctuations.  While we have a supplier certification program and periodically audit and inspect our suppliers’ facilities both in the United States and internationally, we cannot assure you that raw materials received from suppliers outside of the United States will conform to all specifications, laws and regulations.  There have in the past been quality and safety issues in our industry with certain items imported from overseas.  We may incur additional expenses and experience shipment delays due to preventative measures adopted by the Indian and U.S. governments, our suppliers and our company.

The insurance industry has become more selective in offering some types of coverage and we may not be able to obtain insurance coverage in the future.

The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors’ and officers’ liability insurance. Our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure you that we will be able to obtain comparable insurance coverage on favorable terms, or at all, in the future.  Certain of our customers as well as prospective customers require that we maintain minimum levels of coverage for our products. Lack of coverage or coverage below these minimum required levels could cause these customers to materially change business terms or to cease doing business with us entirely.

We depend on key personnel, the loss of any of which could negatively affect our business.

We depend greatly on Jeffrey Himmel, William F. Spengler and Thomas C. Varvaro, who are our Chief Executive Officer, President and Chief Financial Officer, respectively. We also depend greatly on other key employees, including key scientific and marketing personnel. In general, only highly qualified and trained scientists have the necessary skills to develop our products and provide our services. Only marketing personnel with specific experience and knowledge in health care are able to effectively market our products.  In addition, some of our manufacturing, quality control, safety and compliance, information technology, sales and e-commerce related positions are highly technical as well. We face intense competition for these professionals from our competitors, customers, marketing partners and other companies throughout the industries in which we compete. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find and attract additional qualified employees or retain any such personnel. Our inability to hire qualified personnel, the loss of services of our key personnel, or the loss of services of executive officers or key employees that may be hired in the future may have a material and adverse effect on our business.

Risks Related to this Offering and to Ownership of our Securities

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of our common stock is substantially higher than our net tangible book value per share of common stock. Based on the public offering price of $0.75 per share, investors purchasing shares in this offering will, therefore, incur immediate dilution of $0.61 in net tangible book value per share. This dilution figure deducts the estimated commissions and offering expenses payable from the public offering price.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering to fund the launch of our new product line, BluScience as well as general corporate purposes.  See ‘‘Use of Proceeds’’ on page S-10. We have not allocated specific amounts of the net proceeds from this offering for the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock.  We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.  The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

•           our ability to integrate operations, technology, products and services;

•           our ability to execute our business plan;

•           operating results below expectations;

•           our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating  expenses;

•           announcements of technological innovations or new products by us or our competitors;

•           loss of any strategic relationship;

•           industry developments, including, without limitation, changes in healthcare policies or practices;

•           economic and other external factors;

•           period-to-period fluctuations in our financial results; and

•           whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restrictions on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management's attention and harm our business.

The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of biotechnology and biopharmaceutical companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies have experienced significant stock price volatility in recent years. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management's attention and resources, which could adversely affect our business.

Our shares of common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock is currently traded on the OTC Bulletin Board where they have historically been thinly traded, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.

This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we have become more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

If we fail to comply with Section 404 of the Sarbanes-Oxley Act of 2002 our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal control over financial reporting.  Accordingly, we are subject to the rules requiring an annual assessment of our internal controls.  The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

If you are not an institutional investor, you may purchase shares in this offering only if you reside within the states in which we will apply to have the securities registered or are exempt from registration, and, if required, meet any requisite suitability standards.

Because our common stock is quoted on the OTC Bulletin Board and not listed on a national securities exchange, this offering must be registered, or be exempt from registration, in any state in which the shares of common stock are to be offered or sold. We will apply to register the shares of common stock, or will seek to obtain an exemption from registration, only in certain states. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our shares in the offering. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase shares in this offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

Because we are seeking a limited offering qualification in California and Massachusetts, sales of our common stock will be limited in California and Massachusetts.

We are seeking a limited offering qualification of our shares of common stock in California and Massachusetts. If the offering is approved in California and Massachusetts on the basis of such limited offering qualification, in the absence of any other exemptions, offers and sales of our shares of common stock can only be made to proposed California and Massachusetts purchasers based on their meeting certain suitability standards. California and Massachusetts investors must meet at least one of the following criteria:

•
any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

•	any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

•
any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•	any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

•	any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000 (exclusive of home, home furnishings and automobile);

•
any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•
any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

•	any entity in which all of the equity owners are accredited investors.

If the offering is approved in California on the basis of a limited offering qualification, we will not have to demonstrate compliance with some of the merit regulations of the California Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. In addition, the exemptions for secondary trading in California available under California Corporations Code Section 25104(h) will be withheld, although there may be other exemptions to cover private sales in California of a bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock we are offering pursuant to this prospectus supplement will, assuming that $8,000,000 in gross proceeds is raised, be approximately $7,220,000 after deducting up to $560,000 in placement agent commissions and $220,000 in our expenses of the offering, and assuming a public offering price of $0.75 per share.

We recently launched our BluScience retail consumer line based on our proprietary ingredients.  We currently intend to use approximately $6,170,000 of the net proceeds from this offering to fund the launch of BluScience.  The following chart sets forth in general terms certain financial information regarding our proposed use of the net proceeds of this offering:

Purpose	Approximate Application of Net Proceeds	Percentage of Net Proceeds
Research and Development in support of pTeroPure and other proprietary products	$ 550,000	8%
Retail distribution of BluScience	$ 1,420,000	20%
Advertising and marketing in support of BluScience and pTeroPure	$ 4,750,000	66%
General Corporate Purposes	$ 500,000	7%
Total	$ 7,220,000	100%

The expected use of net proceeds of this offering represents our intentions is an approximation only and is based on our current plans and business conditions.  The amount and timing of our actual expenditures will depend on numerous factors, including increases in costs and expenses or unforeseen delays in the launch of BluScience.  As a result, we will retain broad discretion in the allocation and use of the net proceeds of this offering.  We have no current plans, agreements or commitments for any material acquisitions or licenses of any technologies, products or businesses.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CDXC.” The following table sets forth the high and low bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
Year 2012:
First Quarter (through January 26, 2012)	$1.20	$0.31
Year 2011:
First Quarter	$2.01	$1.30
Second Quarter	$1.70	$1.10
Third Quarter	$1.80	$0.40
Fourth Quarter	$1.14	$0.31
Year 2010:
First Quarter	$0.66	$0.35
Second Quarter	$2.07	$0.18
Third Quarter	$1.67	$1.11
Fourth Quarter	$1.66	$1.13

Our common stock is thinly traded and any reported sale prices may not be a true market-based valuation of our common stock. On January 26, 2012, the closing bid price of our common stock, as reported on the OTC Bulletin Board, was $1.01 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our capitalization as of October 1, 2011 on an actual basis and on a pro forma basis to reflect our sale of shares of our common stock in this offering, at an assumed public offering price of $0.75 per share, after deducting the estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering may be different based on the actual public offering price and other terms of this offering determined at pricing.  You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our January 1, 2011 and October 1, 2011 financial statements and the related notes which are incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and our Quarterly Report on Form 10-Q for the quarter ended October 1, 2011.

	At October 1, 2011 (1)
	Actual		Pro forma (as adjusted)
Stockholders’ Equity:
Common Stock, $0.001 par value, 150,000,000 shares authorized; 74,609,996 shares issued and outstanding prior to the offering and 85,276,663 shares issued and outstanding after the offering	$72,940			$83,607
Additional paid-in capital	$20,043,209			$27,252,542
Statutory and discretionary surplus reserve		$	$
Accumulated other comprehensive (loss)		$	$
Accumulated deficit	$(15,563,068)			$(15,563,068)
Total stockholders’ equity	$4,553,081			$11,773,081

Total capitalization	$4,553,081			$11,773,081

DILUTION

If you invest in our shares of common stock, your investment would be diluted immediately to the extent of the difference between the public offering price per share that you will pay in this offering, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of October 1, 2011 was $4,305,069, or approximately $0.06 per share of common stock.  Net tangible book value per share is determined by dividing tangible stockholders’ equity, which is total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding.  Tangible assets represent total assets excluding goodwill and other intangible assets. Dilution in net tangible book value per share represents the difference between the amount per share of common stock issued in this offering and the net tangible book value per share of our common stock immediately afterwards.  Assuming the sale by us of shares of our common stock at a public offering price of $0.75 per share, after deducting up to $560,000 in placement agent commissions and $220,000 in our estimated offering expenses, our as adjusted net tangible book value as of October 1, 2011 would have been $11,525,069, or $0.14 per share of common stock.  This represents an immediate increase in net tangible book value of $0.08 per share to our existing shareholders and an immediate decrease in net tangible book value of $0.61 per share to the new investors purchasing shares of our common stock in this offering.

The following table illustrates this per share dilution:

Public offering price per share(1)	$0.68
Net tangible book value per share before this offering	$0.06
Increase per share attributable to new investors	$0.08
Pro forma net tangible book value per share after this offering(1)	$0.14
Decreased value per share to new investors	$0.61

(1)	After deduction of up to $560,000 in placement agent commissions (assuming that $8,000,000 in gross proceeds is raised in this offering) and $220,000 in our estimated offering expenses.

The foregoing illustration does not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock.
DESCRIPTION OF THE COMMON STOCK

In this offering, we are offering up to 10,666,667 shares of our common stock for an aggregate dollar amount of up to $8,000,000.

Common Stock

A description of the securities we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” starting on page 24 of the accompanying prospectus. As of January 26, 2012, we had 75,109,996 shares of common stock issued and outstanding.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of January 31, 2012, with Aegis Capital Corp. as placement agent.  Subject to the terms and conditions contained in the placement agency agreement the placement agent has agreed to act as the placement agent in connection with the sale of shares of common stock, or the Shares.  The placement agent may engage selected dealers to assist in the placement of the Shares.  The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Shares, but they have agreed to use their best efforts to arrange for the sale of all of the securities in this offering. There is no required minimum number of securities that must be sold as a condition to completion of the offering.

The placement agency agreement provides that the obligations of the placement agent and the purchasers are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We have entered into purchase agreements directly with purchasers in connection with this offering, and we will only sell to purchasers who have entered into purchase agreements. We currently anticipate that the closing of the sale of the Shares offered hereby will take place on or before February 6, 2012.

Upon closing, we will deliver to each purchaser delivering funds the number of shares purchased by such purchaser through the facilities of The Depository Trust Company.

We have agreed to pay the placement agent an aggregate fee equal to 7% of the gross proceeds of this offering and expect the net proceeds from this offering to be approximately $7,220,000 after deducting up to $560,000 in placement agent commissions and $220,000 in our estimated offering expenses.

We also agreed to grant compensation warrants to the placement agent to purchase an aggregate number of 300,000 of our common stock shares, or the Compensation Warrants.  The Compensation Warrants will have an exercise price equal to 125% of the public offering price per share of common stock sold in this offering.  The Compensation Warrants will expire five years from the effectiveness date of the registration statement of which this prospectus forms a part of, and will otherwise comply with Financial Institutions Regulatory Authority, or FINRA, Rule 5110(g)(1) in that for a period of six months after the issuance date of the Compensation Warrants (which shall not be earlier than the closing date of the offering pursuant to which the Compensation Warrants are being issued), neither the Compensation Warrants nor any warrant shares issued upon exercise of the Compensation Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except to any FINRA member firm participating in the offering and their bona fide officers or partners.  We have advanced $25,000 against the placement agent’ out-of-pocket expenses in connection with this offering which will be credited to us against the placement agency fee.

In compliance with guidelines of FINRA the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement. Assuming that all of the Shares offered hereby are sold, the placement agent’ fee will be approximately $560,000. Because there is no minimum offering amount required as a condition to closing in this offering, however, the actual total offering fees, if any, are not presently determinable and may be substantially less than such amount.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.  In addition, the placement agent undertook that for at least 30 days from the date of this offering it will not engage in any financing transactions with us.

Our shares of common stock have not been and will not be qualified for issuance under applicable securities laws in Canada, including provincial securities laws, and accordingly, our shares of common stock may not be offered or sold within Canada except in transactions exempt from the prospectus requirements of applicable securities laws in Canada, including provincial securities laws.  Accordingly, the our shares of common stock are being offered and sold in Canada by us only to accredited investors as that term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions.  Because of these restrictions, purchasers are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the common stock offered hereby.

Our common stock is traded on the OTC Bulletin Board under the symbol “CXCD.”

Because our common stock is quoted on the OTC Bulletin Board and not listed on a national securities exchange, this offering must be registered, or be exempt from registration, in any state in which the shares of common stock are to be offered or sold. We will apply to register the shares of common stock, or will seek to obtain an exemption from registration, only in certain states. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our shares in the offering. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase shares in this offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

We are seeking a limited offering qualification of our shares of common stock in California and Massachusetts. If the offering is approved in California and Massachusetts on the basis of such limited offering qualification, in the absence of any other exemptions, offers and sales of our commons stock and warrants can only be made to proposed California and Massachusetts purchasers based on their meeting certain suitability standards. California and Massachusetts investors must meet at least one of the following criteria:

•
any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

•	any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

•
any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•	any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

•	any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000 (exclusive of home, home furnishings and automobile);

•
any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•
any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

•	any entity in which all of the equity owners are accredited investors.

Officers, Directors and Principal Shareholders

Our directors, executive officers and holders of 10% or more of our outstanding common stock and certain other principal shareholders have agreed that, subject to specified exceptions, without the prior written consent of the placement agent, they will not, during the period beginning on the date of the pricing of this offering and ending on April 30, 2012:

•           offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of our common stock or securities convertible, exchangeable or exercisable into shares of our common stock;

•           establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of our common stock or securities convertible, exchangeable or exercisable into share of our common stock;

•           enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any of our securities beneficially owned by such person; or

•           engage in any short selling of any of our securities beneficially owned by such person.

The restricted period described in the preceding paragraph will be extended if:

•           during the last 17 days of the period ending on April 30, 2012 we issue an earnings release or material news or a material event relating to us occurs; or

•           prior to the expiration of the period ending on April 30, 2012, we announce that we will release earnings results during the 16-day period beginning on April 30, 2012,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The form of securities purchase agreement with the purchasers  and the placement agency agreement will be included as exhibits to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission reporting the completion of this offering.

From time to time in the ordinary course of its business, the placement agent or its affiliates may in the future engage in investment banking, commercial banking and/or other services with us and our affiliates for which it may in the future receive customary fees and expenses.

LEGAL MATTERS

The validity of the securities offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Sichenzia Ross Friedman Ference LLP. Certain legal matters related to the offering will be passed upon for the placement agent by Zysman Aharoni Gayer and Sullivan & Worcester LLP.

EXPERTS

Our consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended January 1, 2011 have been so incorporated by reference in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC's public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.chromadex.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 333-131722):

•	Annual Report on Form 10-K for the year ended January 1, 2011;

•	Quarterly Report on Form 10-Q for the quarterly periods ended April 2, 2011, July 2, 2011 (as amended) and October 1, 2011;

•
Current Reports on Form 8-K filed with the SEC on March 4, 2011, April 4, 2011, May 13, 2011, June 14, 2011, July 13, 2011, September 8, 2011, October 7, 2011, October 20, 2011, January 24, 2012 and January 27, 2012;

•	The Section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement on Schedule 14A filed with the SEC on September 13, 2011; and

•	The description of our common stock contained in Form 8-A filed on June 25, 2008, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering under this prospectus supplement are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

ChromaDex Corporation
10005 Muirlands Boulevard, Suite G
Irvine, CA 92618
Attn.: Corporate Secretary
Tel: (949) 419-0288

$50,000,000
Shares of Common Stock, Warrants and Units
Offered by ChromaDex Corporation
______________________________________

13,964,284 shares of Common Stock
Offered by the Selling Stockholders
______________________________________

We may offer, from time to time, in amounts, at prices and on terms that we will determine at the time of offering, any combination of shares of our common stock, par value $0.001 per share, and/or warrants to purchase shares of our common stock, either individually or in units comprised of any of such securities.  The maximum aggregate offering price for these securities will not exceed $50,000,000.  We will provide specific terms of any offering by us in a prospectus supplement to this prospectus. For information on the general terms of our capital stock, see “Description of Capital Stock.”

In addition, from time to time, this prospectus may also be used by the selling stockholders identified in this prospectus to sell up to 13,964,284 shares of our common stock, consisting of, as of August 30, 2011, 10,039,286 issued and outstanding shares of our common stock and 3,924,998 shares of common stock issuable upon the exercise of certain warrants to purchase our common stock.  We will not receive any proceeds from the sale of common stock by the selling stockholder. We will receive proceeds from the selling stockholders from any exercise of their warrants in full, on a cash basis.

Our common stock is traded on the OTC Bulletin Board under the symbol “CDXC”. On August 30, 2011, the closing price of our common stock was $1.22 per share.

You should carefully read this prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement before you invest in any of our securities.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus October 19, 2011

Prospectus

p-i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $50,000,000 in the aggregate and the selling stockholders may sell up to 13,964,284 shares of our common stock.  We will not receive any proceeds from the sales of any of our common stock sold by the selling stockholders other than any proceeds from the exercise of warrants to purchase shares of our common stock.  This prospectus provides you with a general description of the securities that we and the selling stockholders may offer hereunder. The securities may be sold by us or the selling stockholders directly to purchasers, through agents, to or through underwriters, through dealers or through a combination of such methods of sale. Specific information about the terms of an offering by us will, or by any selling stockholder may, be included in a prospectus supplement relating to each offering of securities. The prospectus supplement may also add, update, or change information included in this prospectus, including, but not limited to, adding additional selling stockholders. You should read both this prospectus and any accompanying prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or amendment. We and the selling stockholders have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of their respective dates. ChromaDex’s business, financial condition, results of operations and prospects may have changed since such dates.

Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus and any accompanying prospectus supplement form a part, this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus or any accompanying prospectus supplement. The incorporated documents are described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “ChromaDex,” the “Company,” “we,” “us” and “our” refer collectively to ChromaDex Corporation and its subsidiaries, including, ChromaDex, Inc. and ChromaDex Analytics, Inc.

p-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future beliefs, plans, objectives, goals or expectations. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements relating to our business goals, business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, any accompanying prospectus supplements and reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

p-iii

  PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus under “Risk Factors” beginning on page 4 of this prospectus and the information incorporated by reference into this prospectus and any accompanying prospectus supplement, including our financial statements and the accompanying notes.

Our Company

We supply phytochemical reference standards and reference materials, related contract services, and proprietary ingredients and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets.  We have also developed and launched a line of new retail products containing proprietary ingredients.

Our business strategy is to identify, acquire, reduce-to-practice, and commercialize innovative new natural products and “green chemistry” (environmentally safe) technologies, with an initial industry focus on the dietary supplement, cosmetic, food and beverage markets, as well as novel pharmaceuticals. We plan to utilize our experienced management team to commercialize these natural product technologies by advancing them through the proper regulatory approval processes, arranging for reliable and cost-effective manufacturing, and ultimately either selling or licensing the product lines and intellectual property to third parties.

We believe there is a rapidly growing need at both the manufacturing and government regulatory levels for reference standards, analytical methods and other quality assurance methods to ensure that products distributed to consumers are safe. We further believe that this need is driven by increased awareness at the consumer level of the lack of adequate quality controls as related to functional food, nutraceutical or dietary supplement based products.

We have taken advantage of both the supply chain needs and regulatory requirements to build our core standards business. We believe we are now in a position to significantly expand our current business and capitalize on additional opportunities in product development, contract research and commercialization of the intellectual property that we have acquired from the development of our standards.

Our core standards and contract service businesses provide us with the opportunity to screen thousands of potential natural product candidates. By using the market information gathered by the Company’s business model, followed by an investment in research and development, new natural products-related intellectual property can be brought to the market with a much lower investment cost and an increased chance of success in the marketplace.

We believe that our current cash, cash equivalents and cash generated from operations, will be sufficient to meet our projected operating plans through March 2012.  Since July 2, 2011, the end of our second fiscal quarter, we have received an additional $1,516,500 in proceeds from the exercise of warrants issued by us in the May 2010 private placement.  We may seek additional capital prior to the end of March 2012 both to meet our projected operating plans after March 2012 and to fund our longer term strategic objectives.  To the extent we are unable to raise additional cash or generate sufficient net income prior to March 2012 to meet our projected operating plans, we will revise our projected operating plans accordingly.  Additional capital may come from public and private stock or debt offerings, borrowings under lines of credit or other sources.  These additional funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, achieve long term strategic objectives, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition. If we are unable to establish small to medium scale production capabilities through our own plant or through collaboration, we may be unable to fulfill our customers’ requirements. This may cause a loss of future revenue streams as well as require us to look for third-party vendors to provide these services. These vendors may not be available, or may charge fees that prevent us from pricing competitively within our markets.

In June 2010, the United States Food and Drug Administration, or FDA, began to regulate the dietary supplement market and to hold accountable all dietary supplement manufacturers under new Good Manufacturing Practices, or GMPs.  GMPs require quality testing to be done on dietary supplement products throughout the manufacturing process, rather than only on finished products.  The FDA has begun enforcing the regulations by issuing warning letters to companies who are in violation of GMPs, but it is unknown to what extent the FDA will enforce the regulations and how the regulations will be interpreted upon enforcement.  The outcome of these uncertainties may have a material adverse effect on our results of operations if the resulting effects of these regulations on our customers negatively impact their demand for our products and services.

Our principal executive offices are located at 10005 Muirlands Boulevard, Suite G, Irvine, California 92618. The telephone number at our principal executive offices is (949) 419-0288. Our website address is www.chromadex.com. Information contained on our website is not deemed part of this prospectus.

The Offerings

The Company

With this prospectus, we may offer any combination of shares of our common stock or warrants to purchase shares of our common stock, either individually or in units comprised of any of such securities.  The aggregate initial offering price of all securities we sell in the primary offerings under this prospectus will not exceed $50,000,000.  We anticipate that the proceeds from any such offering by us will be used for working capital and other corporate purposes.  See “Use of Proceeds.  Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered.

The Selling Stockholders

The following is a summary of the offering that may be made by the selling stockholders pursuant to this prospectus.

Common stock outstanding prior to the offering by the selling stockholders	74,609,996 (1)

Common stock offered by the selling stockholders	13,964,284 (2)

Common stock to be outstanding after the offering by the selling stockholders	78,534,994 (3)

Use of Proceeds
We will not receive any proceeds from the sale of the 13,964,284 shares of common stock offered by the selling stockholders under this prospectus. However, we will receive up to $824,250 in the aggregate from the selling stockholders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 3,924,998 shares of common stock originally issued in connection with a private placement that closed on May 20, 2010, or the May 2010 private placement. We anticipate that the proceeds from the exercise of the warrants will be used for working capital and other corporate purposes.  See “Use of Proceeds.”

OTC Bulletin Board Symbol	“CDXC”

(1) As of August 30, 2011, without giving effect to shares of our common stock that may be issued upon the exercise of outstanding warrants or options to purchase shares of our common stock.

(2) Includes, as of August 30, 2011, 10,039,286 shares of common stock offered by the selling stockholders that are currently issued and outstanding and 3,924,998 shares of common stock offered by the selling stockholders that are issuable upon exercise of warrants.  These currently outstanding shares of our common stock and warrants to purchase common stock were issued by us to the selling stockholders on May 20, 2010, in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Rule 506 of Regulation D thereof.

(3) Based on the number of shares of common stock outstanding as of August 30, 2011. Assumes the full exercise of the unexercised warrants held by the selling stockholders as of August 30, 2011 to acquire 3,924,998 shares of common stock and assumes that all other outstanding warrants and options are not exercised. The terms of the warrants provide that they may only be exercised in whole for “cash,” and not in part, at an exercise price of $0.21 per share, subject to a limited “cashless exercise” provision in the event we fail to comply with the material terms of our registration obligations with respect to the shares issued or issuable under the warrants or in the event of a “Corporate Transaction” (as such term is defined in the warrants).

 RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making a decision to invest in any of our securities, you should consider carefully (i) the risk factors we describe in any prospectus supplement, (ii) the specific risks related to our securities described below, (iii) the risks relating to our business, which are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and our Quarterly Report on Form 10-Q for the quarter ended July 2, 2011, and (iv) all of the information contained in or incorporated by reference into this prospectus, including the specific statements under the caption “Risk Factors” in any reports we file with the SEC after the date of this prospectus and which are incorporated by reference herein. These risks are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may adversely affect us and your investment. If any of these risk or uncertainties materializes, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to Our Business and Industry

Further deterioration in the state of the global economy and financial market conditions could adversely affect our ability to conduct business and our results of operations.

Global economic and financial market conditions, including severe disruptions in the credit markets and the continuing impact of the recent global economic recession continue to materially impact our customers and other parties with whom we do business. Continued or further deterioration in general economic and financial market conditions could materially adversely affect our financial condition and results of operations. Specifically, the impact of these volatile and negative conditions may include decreased demand for our products and services, decreased ability to accurately forecast future product trends and demand and a negative impact on our ability to timely collect receivables from our customers. The foregoing economic conditions may lead to increased levels of bankruptcies, restructurings and liquidations for our customers, scaling back of research and development expenditures, delays in planned projects and shifts in business strategies for many of our customers. Such events could, in turn, adversely affect our business through loss of sales.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors, among others, that may negatively affect our operating results:

•            the announcement or introduction of new products by our competitors;

•            our ability to upgrade and develop our systems and infrastructure to accommodate growth;

•           our ability to attract and retain key personnel in a timely and cost effective manner;

•            technical difficulties;

•            the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•            regulation by federal, state or local governments; and

•            general economic conditions as well as economic conditions specific to the healthcare industry.

As a result of our limited operating history and the nature of the markets in which we compete, it is extremely difficult for us to forecast accurately. We have based our current and future expense levels largely on our investment plans and estimates of future events although certain of our expense levels are, to a large extent, fixed. Assuming our products reach the market, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are and will remain difficult to forecast.

We face significant competition, including changes in pricing.

The markets for our products and services are both competitive and price sensitive. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development. Competitors could develop new technologies that compete with our products and services or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and possibly profits. Failure to anticipate and respond to price competition may also impact sales and profits.

We believe that customers in our markets display a significant amount of loyalty to their supplier of a particular product. To the extent we are not the first to develop, offer and/or supply new products, customers may buy from our competitors or make materials themselves, causing our competitive position to suffer.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features which consumers may find attractive.

We may never develop any additional products to commercialize.

We have invested a substantial amount of our time and resources in developing various new products. Commercialization of these products will require additional development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before it can provide us with any revenue. Despite our efforts, these products may not become commercially successful products for a number of reasons, including:

•	we may not be able to obtain regulatory approvals for our products, or the approved indication may be narrower than we seek;

•	our products may not prove to be safe and effective in clinical trials;

•	we may experience delays in our development program;

•	any products that are approved may not be accepted in the marketplace;

•
we may not have adequate financial or other resources to complete the development or to commence the commercialization of our products and will not have adequate financial or other resources to achieve significant commercialization of our products;

•	we may not be able to manufacture any of our products in commercial quantities or at an acceptable cost;

•	rapid technological change may make our products obsolete;

•	we may be unable to effectively protect our intellectual property rights or we may become subject to a claim that our activities have infringed the intellectual property rights of others; and

•	we may be unable to obtain or defend patent rights for our products.

We may not be able to partner with others for technological capabilities and new products and services.

Our ability to remain competitive may depend, in part, on our ability to continue to seek partners that can offer technological improvements and improve existing products and services that are offered to our customers. We are committed to attempting to keep pace with technological change, to stay abreast of technology changes and to look for partners that will develop new products and services for our customer base. We cannot assure prospective investors that we will be successful in finding partners or be able to continue to incorporate new developments in technology, to improve existing products and services, or to develop successful new products and services, nor can we be certain that newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace or that the costs involved in these efforts will not be substantial.

We depend on key personnel, the loss of any of which could negatively affect our business.

We depend greatly on Frank L. Jaksch, Jr., William F. Spengler and Thomas C. Varvaro, who are our Chief Executive Officer, President and Chief Financial Officer, respectively. We also depend greatly on other key employees, including key scientific personnel. In general, only highly qualified and trained scientists have the necessary skills to develop and market our products and provide our services. In addition, some of our manufacturing, quality control, safety and compliance, information technology, sales and e-commerce related positions are highly technical as well. Also, we face intense competition for these professionals from our competitors, customers, marketing partners and other companies throughout the industries in which we compete. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find and attract additional qualified employees or retain any such personnel. Our inability to hire qualified personnel, the loss of services of our key personnel, or the loss of services of executive officers or key employees that may be hired in the future may have a material and adverse effect on our business.

If we fail to maintain adequate quality standards for our products and services, our business may be adversely affected and our reputation harmed.

Dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic customers are often subject to rigorous quality standards to obtain and maintain regulatory approval of their products and the manufacturing processes that generate them. A failure to maintain, or, in some instances, upgrade our quality standards to meet our customers’ needs, could cause damage to our reputation and potentially substantial sales losses.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, our pending United States and foreign patent applications may not issue as patents in a form that will be advantageous to us or may issue and be subsequently successfully challenged by others and invalidated. In addition, our pending patent applications include claims to material aspects of our products and procedures that are not currently protected by issued patents. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

Our patents and licenses may be subject to challenge on validity grounds, and our patent applications may be rejected.

We rely on our patents, patent applications, licenses and other intellectual property rights to give us a competitive advantage. Whether a patent is valid, or whether a patent application should be granted, is a complex matter of science and law, and therefore we cannot be certain that, if challenged, our patents, patent applications and/or other intellectual property rights would be upheld. If one or more of those patents, patent applications, licenses and other intellectual property rights are invalidated, rejected or found unenforceable, that could reduce or eliminate any competitive advantage we might otherwise have had.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

The prosecution and enforcement of patents licensed to us by third parties are not within our control. Without these technologies, our products may not be successful and our business would be harmed if the patents were infringed or misappropriated without action by such third parties.

We have obtained licenses from third parties for patents and patent application rights related to the products we are developing, allowing us to use intellectual property rights owned by or licensed to these third parties. We do not control the maintenance, prosecution, enforcement or strategy for many of these patents or patent application rights and as such are dependent in part on the owners of the intellectual property rights to maintain their viability. Without access to these technologies or suitable design-around or alternative technology options, our ability to conduct our business could be impaired significantly.

We may be subject to damages resulting from claims that we, our employees, or our independent contractors have wrongfully used or disclosed alleged trade secrets of others.

Some of our employees were previously employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies. We may also hire additional employees who are currently employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies, including our competitors. Additionally, consultants or other independent agents with which we may contract may be or have been in a contractual arrangement with one or more of our competitors. We may be subject to claims that these employees or independent contractors have used or disclosed any party’s trade secrets or other proprietary information. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail to defend such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to market existing or new products, which could severely harm our business.

Our short-term capital needs are uncertain and we may need to raise additional funds. Based on current market conditions, such funds may not be available on acceptable terms or at all.

We believe that our current cash, cash equivalents and cash generated from operations, will be sufficient to meet our projected operating plans through March 2012.  Since July 2, 2011, the end of our second fiscal quarter, we have received an additional $1,516,500 in proceeds from the exercise of warrants issued by us in the May 2010 private placement.  Our capital requirements will depend on many factors, including:

•	the revenues generated by sales of our products, if any;

•	the costs associated with expanding our sales and marketing efforts, including efforts to hire independent agents and sales representatives and obtain required regulatory approvals and clearances;

•	the expenses we incur in developing and commercializing our products, including the cost of obtaining and maintaining regulatory approvals; and

•	unanticipated general and administrative expenses.

As a result of these factors, we may seek to raise additional capital whether through offerings made under this prospectus or otherwise prior to the end of March 2012 both to meet our projected operating plans after March 2012 and to fund our longer term strategic objectives. Additional capital may come from public and private stock or debt offerings, borrowings under lines of credit or other sources. These additional funds may not be available on favorable terms, or at all. There can be no assurance we will be successful in raising these additional funds. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition.

We have a history of operating losses and we will need additional financing to meet our future long term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a net loss of approximately $2,999,000 for the six-month period ended July 2, 2011 and a net loss of approximately $2,052,000 for the twelve-month period ended January 1, 2011 and a net loss of approximately $908,000 for the twelve-month period ended January 2, 2010. As of January 1, 2011, our accumulated deficit was $10.2 million. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We believe that our current cash, cash equivalents and cash generated from operations, will be sufficient to meet our projected operating plans through March 2012.  Since July 2, 2011, the end of our second fiscal quarter, we have received an additional $1,516,500 in proceeds from the exercise of warrants issued by us in the May 2010 private placement. We may require additional funds, either through additional equity or debt financings or collaborative agreements or from other sources to engage in research and development activities with respect to our potential new product candidates and to establish the personnel necessary to successfully implement our business strategy. We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

If we are unable to establish or maintain sales, marketing and distribution capabilities or enter into and maintain arrangements with third parties to sell, market and distribute our products, our business may be harmed.

To achieve commercial success for our products, we must sell rights to our product lines at favorable prices, develop a sales and marketing force, or enter into arrangements with others to market and sell our products. In addition to being expensive, developing and maintaining such a sales force is time consuming, and could delay or limit the success of any product launch. We may not be able to develop this capacity on a timely basis or at all. Qualified direct sales personnel with experience in the phytochemical industry are in high demand, and there is no assurance that we will be able to hire or retain an effective direct sales team. Similarly, qualified independent sales representatives both within and outside the United States are in high demand, and we may not be able to build an effective network for the distribution of our product through such representatives. We have no assurance that we will be able to enter into contracts with representatives on terms acceptable to us. Furthermore, there is no assurance that we will be able to build an alternate distribution framework should we attempt to do so.

We may also need to contract with third parties in order to market our products. To the extent that we enter into arrangements with third parties to perform marketing and distribution services, our product revenue could be lower and our costs higher than if we directly marketed our products. Furthermore, to the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we do not know whether these efforts will be successful. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.

Our sales and results of operations depend on our customers’ research and development efforts and their ability to obtain funding for these efforts.

Our customers include researchers at pharmaceutical and biotechnology companies, chemical and related companies, academic institutions, government laboratories and private foundations. Fluctuations in the research and development budgets of these researchers and their organizations could have a significant effect on the demand for our products. Our customers determine their research and development budgets based on several factors, including the need to develop new products, the availability of governmental and other funding, competition and the general availability of resources. As we continue to expand our international operations, we expect research and development spending levels in markets outside of the United States will become increasingly important to us.

Research and development budgets fluctuate due to changes in available resources, spending priorities, general economic conditions, institutional and governmental budgetary limitations and mergers of pharmaceutical and biotechnology companies. Our business could be seriously harmed by any significant decrease in life science and high technology research and development expenditures by our customers. In particular, a small portion of our sales have been to researchers whose funding is dependent on grants from government agencies such as the United States National Institute of Health, the National Science Foundation, the National Cancer Institute and similar agencies or organizations. Government funding of research and development is subject to the political process, which is often unpredictable. Other agencies, such as Homeland Security or defense, or general efforts to reduce the United States federal budget deficit could be viewed by the government as a higher priority. Any shift away from funding of life science and high technology research and development or delays surrounding the approval of governmental budget proposals may cause our customers to delay or forego purchases of our products and services, which could seriously damage our business.

Some of our customers receive funds from approved grants at a particular time of year, many times set by government budget cycles. In the past, such grants have been frozen for extended periods or have otherwise become unavailable to various institutions without advance notice. The timing of the receipt of grant funds may affect the timing of purchase decisions by our customers and, as a result, cause fluctuations in our sales and operating results.

Demand for our products and services is subject to the commercial success of our customers’ products, which may vary for reasons outside our control.

Even if we are successful in securing utilization of our products in a customer’s manufacturing process, sales of many of our products and services remain dependent on the timing and volume of the customer’s production, over which we have no control. The demand for our products depends on regulatory approvals and frequently depends on the commercial success of the customer’s supported product. Regulatory processes are complex, lengthy, expensive, and can often take years to complete.

We face the risk of product liability claims or recalls and may not be able to obtain or maintain adequate product liability insurance.

Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of phytochemical products. We may be subject to such claims if our products cause, or appear to have caused, an injury. Defending a lawsuit, regardless of merit, could be costly, divert management attention and result in adverse publicity, which could result in the withdrawal of, or reduced acceptance of, our product in the market.

Our product liability insurance is subject to deductibles and coverage limitations and we may not be able to maintain this insurance. If we are unable to maintain product liability insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect ourselves against potential product liability claims, we could be exposed to significant liabilities, which may harm our business and our financial condition. A product liability claim or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business, financial condition and results of operations.

We may bear financial risk if we under-price our contracts or overrun cost estimates.

In cases where our contracts are structured as fixed price or fee-for-service with a cap, we bear the financial risk if we initially under-price our contracts or otherwise overrun our cost estimates. Such under-pricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We rely on single or a limited number of third-party suppliers for the raw materials required for the production of our products.

Our dependence on a limited number of third-party suppliers or on a single supplier, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and commercialization of our products, or interrupt production of then existing products that are already marketed, which would have a material adverse effect on our business.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

Future acquisitions could be unsuccessful, and could strain our existing human and capital resources.

We plan to acquire other entities in the future and these acquisitions may be material to our business, plans and projections. We may be unable to consummate these acquisitions on favorable terms or at all. Even if we consummate one or more of these acquisitions, we may not successfully integrate large numbers of new employees, technology and businesses, and such efforts could put a strain on our existing human and capital resources.

We heavily rely on third party air cargo carriers and other package delivery services, and a significant disruption in these services or significant increases in prices may disrupt our ability to ship products or import materials, increase our costs and lower our profitability and harm our reputation.

We emphasize our prompt service and shipment of products as a key element of our sales and marketing strategy. We ship a significant number of products to our customers through independent package delivery companies. In addition, we transport materials between our facilities and import raw materials from worldwide sources. Consequently, we heavily rely on air cargo carriers and other third party package delivery providers. If any of our key third party providers were to experience a significant disruption such that any of our products, components or raw materials could not be delivered in a timely fashion or we would incur additional costs that we could not pass on to our customers, our costs may increase and our relationships with certain customers may be adversely affected. In addition, if these third party providers increase prices, and we are not able to find comparable alternatives or make adjustments to our selling prices, our profitability could be adversely affected.

 If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our business.

Risks Related to Regulatory Approval of Our Products and Other Government Regulations

We are subject to regulation by various federal, state and foreign agencies that require us to comply with a wide variety of regulations, including those regarding the manufacture of products, the distribution of our products and environmental matters. Failure to comply with these regulations could subject us to fines, penalties and additional costs.

Some of our operations are subject to regulation by various United States federal agencies and similar state and international agencies, including the United States Department of Commerce, the United States Department of Transportation, the United States Department of Agriculture and other comparable state and international agencies. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, handling, sales and distribution of products. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

We are also subject to various federal, states, local and international laws and regulations that govern the handling, transportation, manufacture, use and sale of substances that are or could be classified as toxic or hazardous substances. Some risk of environmental damage is inherent in our operations and the products we manufacture, sell, or distribute. Any failure by us to comply with the applicable government regulations could also result in product recalls or impositions of fines and restrictions on our ability to carry on with or expand in a portion or possibly all of our operations. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

Government regulations of our customer’s business are extensive and are constantly changing. Changes in these regulations can significantly affect customer demand for our products and services.

The process by which our customer’s industries are regulated is controlled by government agencies and depending on the market segment can be very expensive, time-consuming, and uncertain. Changes in regulations or the enforcement practices of current regulations could have a negative impact on our customers and, in turn, our business. At this time, it is unknown how the FDA will interpret and to what extent it will enforce new GMPs, regulations that will likely affect many of our customers. These uncertainties may have a material impact on our results of operations if the resulting effects of these regulations on our customers negatively impact their demand for our products and services.

Changes in government regulation or in practices relating to the pharmaceutical, dietary supplement, food and cosmetic industry could decrease the need for the services we provide.

Governmental agencies throughout the world, including the United States, strictly regulate these industries. Our business involves helping pharmaceutical and biotechnology companies navigate the regulatory drug approval process. Changes in regulation, such as a relaxation in regulatory requirements or the introduction of simplified drug approval procedures, or an increase in regulatory requirements that we have difficulty satisfying or that make our services less competitive, could eliminate or substantially reduce the demand for our services. Also, if the government makes efforts to contain drug costs and pharmaceutical and biotechnology company profits from new drugs, our customers may spend less, or reduce their spending on research and development. If health insurers were to change their practices with respect to reimbursements for pharmaceutical products, our customers may spend less, or reduce their spending on research and development.

Risks Related to the Securities Markets and Ownership of our Equity Securities

Since our common stock is only minimally publicly traded, and will likely remain so for some time, the price may be subject to wide fluctuations.

Since June 20, 2008 there has been a minimal public market for our common stock. The market price of our common stock is likely to be highly volatile and subject to wide fluctuations in response to the following factors, which are generally beyond our control. These factors may include:

•	the ability to develop and obtain regulatory approvals for and market products on a timely basis;

•	volume, price and timing of orders for products, if we are able to sell them;

•	the introduction of new products or product enhancements by competitors;

•	disputes or other developments with respect to intellectual property rights;

•	products liability claims or other litigation;

•	quarterly variations in our results of operations and those of competitors;

•	sales of large blocks of our common stock, including sales by its executive officers and directors;

•	changes in governmental regulations or in the status of regulatory approvals, clearances or applications;

•	changes in the availability of third party reimbursement in the United States or other countries;

•	changes in earnings estimates or recommendations by securities analysts; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of competitors.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained at any time in the future. If we are unable to develop or sustain a market for our common stock, investors may be unable to sell the common stock they own, and may lose the entire value of their investment.

Our common stock is and likely will remain subject to the SEC's “penny stock” rules, which may make its shares more difficult to sell.

Because the price of our common stock is currently and is likely to remain less than $5.00 per share, it is expected to be classified as a “penny stock.” The SEC rules regarding penny stocks may have the effect of reducing trading activity in our shares, making it more difficult for investors to sell. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

•	give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing before or with the confirmation.

These rules make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities and may result in a lower trading volume of our common stock and lower trading prices.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for us, with our small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our capital stock. We currently expect to use available funds and any future earnings in the development, operation and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of any future debt or credit facility we may obtain may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be an investor’s only source of potential gain from our common stock for the foreseeable future.

Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

The May 2010 private placement involved the issuance of a substantial number of shares of our common stock and warrants to purchase common stock. The ownership interest in us of the our stockholders prior to such offering was reduced, and if the outstanding warrants to exercise common stock are exercised in accordance with their terms, the ownership interest in us such stockholders will be reduced even further. As a result of the sale of such a large number of shares of our common stock and securities convertible into common stock, the market price of our common stock could decline. If future operations or acquisitions are financed through the issuance of equity securities, stockholders could experience significant dilution. Securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. In addition, the issuance of shares of our common stock upon the exercise of outstanding options or warrants may result in dilution to our stockholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock markets in general, and the stocks of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation which would be expensive and divert management’s attention and resources from managing the business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. The management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or the stock market upon which our stock is traded.

We have a significant number of outstanding warrants and options, and future sales of these shares could adversely affect the market price of our common stock.

As of August 30, 2011, we had outstanding warrants for an aggregate of 10,271,914 shares of common stock at a weighted average exercise price of $0.68 per share and options exercisable for an aggregate of 16,208,176 shares of common stock at a weighted average exercise price of $1.52 per share. Of these shares, an aggregate of 24,761,740 of these shares either currently are or will be registered and, among these, 16,335,284 shares are vested or underlie options or warrants that are immediately exercisable as of August 30, 2011. These registered and vested warrants and options will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, more outstanding warrants and options will be in-the-money and the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

A large number of shares may be sold in the market as part of or following the offerings that may be made under this prospectus, which may depress the market price of our common stock.

A large number of shares may be sold in the market following the offerings under this prospectus, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares.  We cannot predict the effect the offerings that may be made under this prospectus may have on the price of our common stock.  In addition, the Company also has a significant number of shares of common stock equivalents.  See “ –We have a significant number of outstanding warrants and options, and future sales of these shares could adversely affect the market price of our common stock.” and “Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.”.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered by us under this prospectus will be used for working capital and other corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, and any other purposes that we may specify in any prospectus supplement. In addition, we may use a portion of any net proceeds to acquire complementary products or businesses.  We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. However, with respect to the 13,964,284 shares of common stock being offered by the selling stockholders under this prospectus, we will receive up to $824,250 in the aggregate from the selling stockholders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 3,924,998 shares of common stock issued to the selling stockholders.  Because the warrant holders may exercise the warrants in their own discretion, if at all, at any time until their expiration, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. See “Description of Capital Stock.”  We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the shares of our common stock being offered hereby by the selling stockholder.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service, if any, and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CDXC.” The following table sets forth the high and low bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
2011
Third Quarter ended October 1, 2011 (through August 26, 2011)	$1.80	$0.55
Second Quarter ended July 2, 2011	$1.70	$1.10
First Quarter ended April 2, 2011	$2.01	$1.30

2010
Fourth Quarter ended January 1, 2011	$1.66	$1.13
Third Quarter ended October 2, 2010	$1.67	$1.11
Second Quarter ended July 3, 2010	$2.07	$0.18
First Quarter ended April 3, 2010	$0.66	$0.35

Our common stock is thinly traded and any reported sale prices may not be a true market-based valuation of our common stock. On August 30, 2011, the closing bid price of our common stock, as reported on the OTC Bulletin Board, was $0.55 per share.

As of August 26, 2011, there were approximately 87 holders of record of our common stock.  The transfer agent for our common stock is Island Stock Transfer at 100 Second Avenue South, Suite 705S, Saint Petersburg, FL 33701.

Trades in our common stock may be subject to Rule 15g-9 under the Exchange Act, which imposes requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on some national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealers also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealers and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealers and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of common stock.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 13,964,284 shares of our common stock, including, as of August 30, 2011, 10,039,286 issued and outstanding shares of our common stock and 3,924,998 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, each originally issued in the May 2010 private placement in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Rule 506 of Regulation D thereof.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in the Offering” in the table below.

The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some or all of their shares of common stock under this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of the selling stockholder, and the number of shares of our common stock beneficially owned by the selling stockholders before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

For a description of any position, office or any other material relationship a selling stockholder has had with us or our affiliates during the past three years, see our most recently filed definitive proxy statement and annual report on Form 10-K filed with the SEC and the footnotes to the following table. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”  We have been advised, as noted in the footnotes in the table below, that certain of the selling stockholders are affiliates of a broker-dealer and/or underwriter. We have been advised that each of these selling stockholders acquired our common stock and the warrants originally issued in the May 2010 private placement in the ordinary course of business, not for resale, and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering. The selling stockholders have agreed to certain restrictions on the transfer of their respective subscribed shares of common stock and additional shares underlying warrants purchased pursuant to the subscription agreement entered into in connection with the May 2010 private placement, or the Subscription Agreement. These restrictions do not apply to any sales by the selling stockholders pursuant to this registration statement or any other effective registration statement. For more information on these restrictions on the selling stockholder, see “Plan of Distribution” in this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below, calculated as of August 30, 2011, is based upon 74,609,996 shares of common stock outstanding and as further adjusted to give effect to the offering as noted in the footnotes in the table below.

Selling Stockholder	Shares of Common Stock Owned Before this Offering (1)	Shares of Common Stock Underlying Warrants Owned Before this Offering (2)	Shares of Common Stock Being Offered in this Offering	Shares of Common Stock Owned Upon Completion of this Offering (3)	Percentage of Common Stock Outstanding Upon Completion of this Offering (4)
Michael Brauser (5)	3,723,926	3,746,426	6,678,568	791,784	1.01%
Dr. Phillip Frost (6)	14,325,004	0	6,750,002	7,575,002	9.65%
IVC Investors, LLLP (7)	652,589	535,714	535,714	652,589	*

*           Represents less than 1%.

(1)
Includes stock options exercisable within 60 days, but does not include shares of our common stock issuable under warrants originally issued in the May 2010 private placement which are included in the column “Shares of Common Stock Underlying Warrants Owned Before this Offering.”

(2)	Represents shares of our common stock remaining issuable under warrants issued in the May 2010 private placement. The warrants are immediately exercisable.

(3)
Assumes that (i) all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering and (ii) that no other shares of common stock are acquired or sold by the selling stockholders prior to the completion of the offering. However, subject to the restrictions of transfer agreed to by the selling stockholders (see “Plan of Distribution” in this prospectus), the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge, except pursuant to the Subscription Agreement, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(4)
Applicable percentage ownership is based on the sum of (i) 74,609,996 shares of common stock outstanding as of August 30, 2011, and (ii) 3,924,998 shares of common stock as of August 30, 2011 issuable upon exercise of all of the outstanding warrants to purchase common stock issued in the May 2010 private placement held by the selling stockholders.

(5)
Direct ownership of (i) 100,000 shares of common stock immediately exercisable under a warrant (ii) through Michael & Betsy Brauser TBE, 1,795,714 shares of common stock and 1,785,714 shares of common stock immediately exercisable under a warrant.  Indirect ownership through (i) Betsy Brauser Third Amended Trust Agreement (beneficially owned by the spouse and disclaimed by Michael Brauser) of 357,142 shares of common stock and 357,142 shares of common stock immediately exercisable under a warrant; (ii) Grander Holdings, Inc. 401K profit Sharing Plan (of which, Michael Brauser is a trustee) of 314,285 shares of common stock and 314,285 shares of common stock immediately exercisable under a warrant; (iii) Brauser 2010 GRAT (of which Michael Brauser is a trustee) of 342,857 shares of common stock and 342,857 shares of common stock immediately exercisable under a warrant; and (iv) BMB Holdings, LLLP (of which, Michael Brauser is the Manager of its General Partner) of 846,428 shares of common stock and 846,428 shares of common stock immediately exercisable under a warrant. Includes 67,500 stock options exercisable within 60 days. Mr. Brauser is a former director of the Company who resigned on March 2, 2011.  Of the shares being registered underlying warrants, each of the underlying warrants was acquired by the selling stockholders in connection with the closing of the May 2010 private placement, other than a warrant to acquire 100,000 shares of common stock which was acquired by Michael Brauser on July 13, 2011 from another subscriber who acquired such warrant in the May 2010 private placement.

(6)
Held by Frost Gamma Investments Trust, of which Dr. Phillip Frost has voting and investment power, as the trustee. Dr. Frost is a shareholder and chairman of the board of Ladenburg Thalmann Financial Services, Inc. (NYSE:LTS), parent company of Ladenburg Thalmann & Co., Triad Advisors, Inc. and Investacorp Inc., each registered broker-dealers.  Each of the shares of common stock being offered by Dr. Frost under this prospectus have been owned for in excess of one year.

(7)
Includes 535,714 shares of common stock immediately exercisable under a warrant.  Glenn L. Halpryn has voting and investment power over the securities owned by IVC Investors, LLLP, as manager. Glenn L. Halpryn is a member of the board of directors of the Company. Mr. Halpryn is a shareholder and president of United Security Corporation, a registered broker-dealer.  Glenn Halpryn disclaims beneficial ownership of these shares owned by IVC Investors, LLLP, except to the extent of any pecuniary interest therein. Includes 116,875 stock options exercisable within 60 days.  Each of the shares of common stock being offered by IVC Investors, LLLP under this prospectus have been owned for in excess of one year.

PLAN OF DISTRIBUTION

We are registering securities with an aggregate public offering price not to exceed $50 million, to be sold by the Company under a “shelf” registration process.  We may offer any combination of shares of our common stock or warrants to purchase shares of our common stock, either individually or in units comprised of any of such securities.  For any such offering under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

In addition, on behalf of the selling stockholders we are registering for resale 13,964,284 shares of our common stock, including, as of August 30, 2011, 10,039,286 issued and outstanding shares of our common stock and 3,924,998 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders named herein and any of their pledgees, donees, transferees, assignees and successors-in-interest.  This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock.  Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other transfer. We will not receive any of the proceeds from sales or transfers by the selling stockholders or any of their transferees.  Any securities being offered by us and any shares of common stock being offered by the selling stockholders under this prospectus and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time: directly to purchasers; through agents; to or through underwriters; through dealers; or through a combination of such methods of sale. We may also sell securities directly to our stockholders.

If we use underwriters for a sale of the securities offered by this prospectus, this prospectus will be amended or supplemented by means of an accompanying prospectus supplement setting forth the names of the underwriters, the terms of the underwriting, including discounts, commissions and other compensation to the underwriters, and other information about that specific underwritten offering. In any underwritten offering, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We would also expect the preceding statements in this paragraph would also apply to underwritten offerings of securities by any selling stockholders.

In addition to the methods described above, we may sell the securities offered by this prospectus and the selling stockholders may sell shares of our common stock by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales made after the date that this registration statement is declared effective by the SEC;

•	transactions in which broker-dealers may agree with one or more of the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

•	any other method permitted pursuant to applicable law; and

•	a combination of any such methods of sale.

We expect that the selling stockholders will sell their shares primarily through sales on the OTC Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. Sales may be made at fixed or negotiated prices, and may be effected by means of one or more of the following transactions, which may involve cross or block transactions.  The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at a particular time. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution or other required information regarding the terms of a particular offering of securities described in this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

In connection with sales of common stock or interests therein, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Selling stockholders may also engage in short sales, puts and calls or other transactions in our securities or derivatives of our securities and may sell and deliver shares in connection with these transactions. We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement is declared effective by the SEC.

Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered shares may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that they have an agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We would also file the agreement between the selling stockholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement. The selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act, and the rules and regulations thereunder promulgated, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement. These provisions and regulations may limit the timing of purchases and sales of common stock by them and the marketability of such securities. To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

The Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, will apply to selling stockholders and other persons participating in the sale or distribution of the shares offered hereby. With certain exceptions, Regulation M restricts certain activities of, and limits the timing of purchases and sales of any of the shares by, selling stockholders, affiliated purchasers and any broker-dealer or other person who participates in the sale or distribution. Regulation M precludes these persons from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security subject to the distribution until the distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these limitations may affect the marketability of the shares offered by this prospectus. To our knowledge, except as included in the section titled “Selling Stockholders,” no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Except for shares of common stock exercised under warrants sold pursuant to an effective registration statement as described below, each of the selling stockholders and the other subscribers in the May 2010 private placement has agreed with us that with respect to the aggregate of 26,249,983 shares of common stock and the aggregate of 26,249,983 additional shares issued or issuable under warrants purchased by the selling stockholders and other subscribers in the May 2010 private placement, such subscriber and their respective affiliates will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly:

•
during the period from May 20, 2010 to November 20, 2011, more than 50% of the aggregate number of their respective shares of common stock issued in the May 2010 private placement and additional shares of common stock exercised under warrants issued in the May 2010 private placement; and

•
during the period between November 20, 2011 and May 20, 2012, more than an additional 25% of the aggregate number of their respective shares of common stock issued in the May 2010 private placement and additional shares of common stock exercised under warrants issued in the May 2010 private placement.

           The agreement restricting transfers of shares exercised under warrants by the selling stockholders and the other subscribers terminates on May 20, 2012 or earlier upon any change of control transaction involving us in which holders of our outstanding common stock immediately prior to the change of control transaction hold less than a majority of our outstanding common stock after such transaction. The agreement restricting transfers does not apply to any sales by the selling stockholders pursuant to this registration statement.

We have agreed to pay all fees and expenses incident to the registration of the shares.  Each selling stockholder will be responsible for all costs and expenses in connection with the sale of their shares, including brokerage commissions or dealer discounts. We will not receive any proceeds from the sale of the common stock. However, we will receive proceeds from the selling stockholders if they exercise their warrants on a cash basis.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our amended and restated certificate of incorporation, or our certificate of incorporation, and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the General Corporation Law of the State of Delaware.

Authorized Capitalization

We have authorized the issuance of up to 150,000,000 shares of common stock, par value $0.001 per share. No shares of preferred stock are authorized. Our authorized shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

As of August 30, 2011, there were issued and outstanding:

•	74,609,996 shares of common stock;

•
Warrants to purchase 10,271,914 shares of common stock with a weighted average exercise price of $0.68 per share, including (i) warrants to purchase 8,553,564 shares issued to the subscribers in the May 2010 private placement  at an exercise price of $0.21 per share and (ii) warrants to purchase 1,718,350 shares issued at an exercise price of $3.00 per share; and

•
Options to purchase an aggregate of 16,208,176 shares of common stock, including (i) options to purchase 1,180,350 shares originally granted under the 2000 Non-Qualified Incentive Stock Option Plan with a weighted average exercise price of approximately $1.11 per share, (ii) options to purchase 15,027,826 shares granted under the Second Amended and Restated 2007 Equity Incentive Plan with a weighted average exercise price of $1.55 per share.

Description of Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.  Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.

Our board of directors has recommended to our stockholders a proposal that would allow our board of directors, at its option, to effect a reverse stock split of our common stock.  As proposed, our board of directors would have the authority, until September 30, 2012, to effect a reverse stock split ranging from one-for-two to one-for-ten with a proportionate reduction in our authorized shares of common stock, with the exact ratio with such range and the timing of the reverse split at the sole discretion of our board of directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is traded on the OTC Bulletin Board under the symbol “CDXC”.

Anti-Takeover Effects of Certain Provisions of Delaware Law

The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer at 100 Second Avenue South, Suite 705S, Saint Petersburg, FL 33701.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants to purchase our common stock that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement.   The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we may file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, the terms of our certificate of incorporation and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the General Corporation Law of the State of Delaware, and all the provisions of the warrants agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplement related to the particular warrants that we sell under this prospectus, as well as the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

General

We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with shares of our common stock. We may issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As of August 30, 2011, the only warrants issued and outstanding consist of warrants to purchase 10,271,914 shares of common stock with a weighted average exercise price of $0.68 per share, including (i) warrants to purchase 8,553,564 shares issued to the subscribers in the May 2010 private placement at an exercise price of $0.21 per share and (ii) warrants to purchase 1,718,350 shares issued at an exercise price of $3.00 per share.

Terms

A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of shares of our common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of our common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we may file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, the terms of our certificate of incorporation and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the General Corporation Law of the State of Delaware, and all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

 General

We may issue units comprised of one or more shares of our common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any shares of our common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

 EXPERTS

The consolidated financial statements of ChromaDex Corporation  incorporated in this prospectus and in the registration statement by reference to the Annual Report on Form 10-K for the year ended January 1, 2011 have been so incorporated by reference in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholders pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus the documents listed below, each of which should be considered an important part of this prospectus.

•	Annual Report on Form 10-K for the year ended January 1, 2011;
•	Quarterly Report on Form 10-Q for the quarterly periods ended April 2, 2011 and July 2, 2011;
•	Current Reports on Form 8-K filed with the SEC on March 4, 2011, April 4, 2011, May 13, 2011, June 14, 2011 and July 13, 2011; and
•	the description of our common stock contained in Form 8-A filed on June 25, 2008, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such prior statement. Any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

ChromaDex Corporation
10005 Muirlands Blvd., Suite G
Irvine, California 92618
(949) 419-0288

Up to $8,000,0000 in Shares of Common Stock

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

February 1, 2012